SPORTS FIELD HOLDINGS, INC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

March 31, 2014 and 2013

SPORTS FIELD HOLDINGS, INC.

Condensed consolidated balance sheets as of March 31, 2014 (unaudited) and December 31, 2013	F-1

Condensed consolidated statements of operations for the three months ended March 31, 2014 and 2013 (unaudited)	F-2

Condensed consolidated statements of cash flows for the three months ended March 31, 2014 and 2013 (unaudited)	F-3

Notes to consolidated financial statements	F-4 - F-11

SPORTS FIELD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets
Cash	$2,854,537	$475
Accounts receivable, net	56,544	14,874
Costs and estimated earnings in excess of billings	-	8,115
Inventory	65,942	65,942
Prepaid expenses and other current assets	6,462	20,400
Total current assets	2,983,485	109,806

Property, plant and equipment, net	347,683	366,604

Loans receivable, related party	56,709	56,385
Deposits	15,000	15,000

Total assets	$3,402,877	$547,795

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Cash overdraft	$-	$6,727
Accounts payable and accrued expenses	322,466	968,834
Billings in excess of costs and estimated earnings	4,092	39,843
Loans payable, related party	53,128	26,927
Promissory notes payable	-	650,000
Notes payable, short term portion	48,050	48,050
Total current liabilities	427,736	1,740,381

Notes payable, long term portion	159,891	165,721
Total liabilities	587,627	1,906,102

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 14,902,375 and 8,885,000 issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	14,902	8,885
Additional paid in capital	6,799,136	1,735,813
Common stock subscription receivable	(4,500)	(4,500)
Accumulated deficit	(3,994,288)	(3,098,505)
Total stockholders' equity (deficit)	2,815,250	(1,358,307)

Total liabilities and stockholders' equity (deficit)	$3,402,877	$547,795

See the accompanying notes to these condensed consolidated financial statements

F-1

SPORTS FIELD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue
Contract revenue	$118,633	$355,070
Total revenue	118,633	355,070

Cost of sales
Contract cost of sales	93,098	104,242
Total cost of sales	93,098	104,242

Gross profit	25,535	250,828

Operating expenses
Selling, general and administrative	858,670	116,983
Depreciation	27,052	14,415
Total operating expenses	885,722	131,398

Net income (loss) from operations	(860,187)	119,430

Other income (expense)
Interest, net	(10,596)	(2,329)
Forfeit on deposit of land	(25,000)	-

Net income (loss) before income taxes	(895,783)	117,101

Provision for income taxes (benefit)	-	-

Net income (loss)	$(895,783)	$117,101

Net income (loss) per common share, basic	$(0.07)	$0.01

Net income (loss) per common share, diluted	$(0.07)	$0.01

Weighted average common shares outstanding, basic	12,676,613	8,194,056

Weighted average common shares outstanding, diluted	12,676,613	8,294,056

See the accompanying notes to these condensed consolidated financial statements

F-2

SPORTS FIELD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(895,783)	$117,101
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	27,052	14,415
Forfeit on deposit of land option	25,000	-
Common stock issued for services rendered	350,000	25,000
Changes in operating assets and liabilities:
Cash overdraft	(6,727)	(9,387)
Increase in accounts receivable	(41,670)	(68,750)
Decrease in prepaid expenses	13,938	7,555
Decrease in accounts payable	(490,218)	(111,699)

Decrease in costs and estimated earnings in excess of billings	8,115	-

Decrease in billings in excess of costs and estimated earnings	(35,751)	(7,613)
Decrease in due from related party	(324)	-
Net cash used in operating activities	(1,046,368)	(33,378)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans Issued	-	(16,785)
Deposit on land option	(25,000)	-
Purchase of equipment	(8,131)	(18,452)
Net cash used in investing activities	(33,131)	(35,237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder distributions	-	(47,265)
Proceeds from promissory notes	-	380,000
Reayments of promissory notes	(391,183)	-
Proceeds from common stock subscriptions	4,304,373	31,000
Repayments of notes payable	(5,830)	(6,002)
Proceeds (repayments) of related party advances	26,201	(17,468)
Net cash provided by financing activities	3,933,561	340,265

Increase in cash	2,854,062	271,650
Cash, beginning of period	475	-

Cash, end of period	$2,854,537	$271,650

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$10,596	$2,329
Taxes	$-	$-

Non cash investing and financing activities:
Conversion of notes and accrued interest into common stock	$333,688	$-
Forgiveness of officer accrued salaries	$81,279	$-
Stock issuance costs paid in the form of warrants	$204,759	$-

See the accompanying notes to these condensed consolidated financial statements

F-3

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

NOTE 1 –DESCRIPTION OF BUSINESS

Sports Field Holdings, Inc. (“the Company”, “Sports Field Holdings”, “we”, “our”, or “us”) is a Nevada corporation formed September 7, 2012. Effective September 7, 2012, the Company acquired all of the membership interests and operations of Sports Field Contractors, LLC, an Illinois limited liability company formed July 7, 2011 in exchange for 6,225,000 shares of the Company’s common stock. The former members of Sports Field Contractors, LLC owned all the Company’s common stock after the acquisition. All equity accounts have been retrospectively recast as a result of the acquisition. Sports Field Contractors, LLC is referred to as our predecessor in these financial statements. The historical financial statements of the Company are those of the LLC.

The Company, through its wholly owned subsidiary, Sports Field Contractors, LLC, is a product development, engineering, manufacturing and construction company that designs, engineers and builds athletic facilities, as well as supplies its own proprietary technologically advanced, patent-pending synthetic turf products to the industry. The Company is headquartered at 176 East Main Street, Suite 7 Westborough, MA 01581.

Our condensed consolidated financial statements include the accounts of Sports Field Holdings, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed consolidated balance sheet as of December 31, 2013 contained herein has been derived from audited financial statements.

Operating results for the three months ended March 31, 2014 are not necessarily indicative of results that may be expected for the year ending December 31, 2014. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2013.

Revenues and Cost Recognition

Revenues from construction contracts are included in contract revenue in the condensed consolidated statements of operations and are recognized under the percentage-of-completion accounting method. The percent complete is measured by the cost incurred to date compared to the estimated total cost of each project. This method is used as management considers expended cost to be the best available measure of progress on these contracts, the majority of which are completed within one year, but may occasionally extend beyond one year. Inherent uncertainties in estimating costs make it at least reasonably possible that the estimates used will change within the near term and over the life of the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance and completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined. An amount equal to contract costs incurred that are attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

F-4

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

Costs and estimated earnings in excess of billings and are comprised principally of revenue recognized on contracts (on the percentage-of-completion method) for which billings have not been presented to customers because the amounts were not billable under the contract terms at the balance sheet date. In accordance with the contract terms, any unbilled receivables at period end will be billed subsequently. Amounts are billed based on contractual terms. Billings in excess of costs and estimated earnings represent billings in excess of revenues recognized.

Use of Estimates

The preparation of condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, which generally range from 3 to 5 years. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred.

Income Taxes

Income tax provisions or benefits for interim periods are computed based on the Company’s estimated annual effective tax rate. Based on the Company's historical losses and its expectation of continuation of losses for the foreseeable future, the Company has determined that it is more likely than not that deferred tax assets will not be realized and, accordingly, has provided a full valuation allowance. As the Company anticipates or anticipated that its net deferred tax assets at December 31, 2014 and 2013 would be fully offset by a valuation allowance, there is no federal or state income tax benefit for the periods ended March 31, 2014 and 2013 related to losses incurred during such periods.

Prior to the acquisition, Sports Field Contractors, LLC was a limited liability company. As a result, the Company’s income for federal and state income tax purposes was reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying condensed consolidated financial statements of the predecessor Company.

Stock-Based Compensation

All stock-based payments to employees and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the condensed consolidated statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

F-5

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for doubtful accounts. As of March 31, 2014 and December 31, 2013, the Company’s accounts receivable balance was $56,544 and $14,874, respectively, and the allowance for doubtful accounts was $0 in each period.

Warranty Costs

The Company generally provides a warranty on the products installed for up to 8 years with certain limitations and exclusions based upon the manufacturer’s product warranty; therefore the Company does not believe a warranty reserve is required as of March 31, 2014 and December 31, 2013.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Net Income (Loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, “Earnings Per Share” (“ASC 260-10”). Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year.  Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period.

Significant Customers

At March 31, 2014, the Company had one customer representing 97% of the total accounts receivable balance.

At December 31, 2013, the Company had four customers representing 11%, 24%, 47% and 18% of the total accounts receivable balance.

For the three months ended March 31, 2014, the Company had three customers that represented 20%, 36% and 44% of the total revenue and for the three months ended March 31, 2013, the Company had three customers that represented 23%, 35% and 35% of the total revenue.

F-6

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers. Amendments in this Update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-230—Revenue Recognition (Topic 605) and Proposed Accounting Standards Update 2011–250—Revenue Recognition (Topic 605): Codification Amendments, both of which have been deleted. Accounting Standards Update 2014-09. The amendments in this Update are effectively for the Company for annual reporting periods beginning after 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the effects of ASU 2014-09 on the consolidated financial statements.

Note 3 - Liquidity

At March 31, 2014, the Company had a cash balance of approximately $2,854,537 and a working capital deficiency of approximately $2,555,749. During the first quarter of 2014, the Company had a net loss of $895,783. Although the Company had a net loss for the quarter ended March 31, 2014, in the first quarter of 2014, the Company raised common stock resulting in gross proceeds of $5,000,000. The Company expects to operate at a burn rate of approximately $80,000 per month for the remainder of 2014. The Company believes it has sufficient cash on hand to meet its operating needs throughout the remainder of 2014.

NOTE 4 – COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROCESS

Following is a summary of costs, billings, and estimated earnings on contracts in process as March 31, 2014 and December 31, 2013:

	March 31,	December 31,
	2014	2013
Costs incurred on contracts in progress	$690,434	$558,092
Estimated earnings	76,767	57,688
	767,201	615,780
Less billings to date	(771,293)	(647,508)
	$(4,092)	$(31,728)

The above accounts are shown in the accompanying consolidated balance sheet under these captions at March 31, 2014 and December 31, 2013:

	March 31,	December 31,
	2014	2013

Costs and estimated earnings in excess of billings	$-	$8,115
Billings in excess of costs and estimated earnings	(4,092)	(39,843)
	$(4,092)	$(31,728)

F-7

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	March 31, 2014	December 31, 2013
Vehicles	$214,560	$214,560
Furniture and equipment	228,195	220,063
Total	442,755	434,623
Less: accumulated depreciation	(95,072)	(68,190)
	$347,683	$366,604

Depreciation expense for the three months ended March 31, 2014 and 2013 was $27,052 and $14,415, respectively.

NOTE 6 – DEPOSITS

Deposits at March 31, 2014 and December 31, 2013 are comprised of a $15,000 deposit on an acquisition candidate.

In May 2013, the Company entered into a contract to purchase property in Springfield, Illinois. The purchase price was $1,050,000, and was payable in several installments. The Company paid the first four installments totaling $100,000. Prior to the closing date, the Company defaulted under the contract by failing to pay the fourth installment payment. In accordance with the contract, the seller terminated the contract and the Company forfeited a total of $100,000 in payments made under the contract. During the three months ended March 31, 2014, the forfeitures totaled $25,000 and is classified as forfeit on deposit of land in the condensed consolidated statement of operations.

NOTE 7 – PROMISSORY NOTES PAYABLE

During the year ended December 31, 2013, the Company issued an aggregate of $650,000 convertible promissory notes due six months from the issuance date, subsequently extended to January 31, 2014, with 15% per annum interest commencing on the date the Company receives funding, as defined. The convertible promissory notes are convertible into the Company's common stock at $0.50 per share on or after the funding date, as defined.

The Company did not record an embedded beneficial conversion feature in the note since the fair value of the common stock did not exceed the conversion rate at the date of issuance.

As of January 31, 2014, the Company owed $650,000 in principal and $74,871 in accrued interest. On this date, the Company made a cash payment of $391,183 on outstanding principal and converted the remaining principal of $258,817 and accrued interest of $74,871 into 667,375 shares of common stock.

NOTE 8 – NOTES PAYABLE

In December of 2012, the Company entered into two note agreements to fund fixed asset purchases. The notes mature on December 20, 2017 and bear interest at .84% and 0% per annum, respectively; with aggregate monthly payments of $2,046. The Company has imputed an interest rate of 3% on the loans.

On August 28, 2013, the Company entered into a note agreement to fund a fixed asset purchase. The note matures on August 28, 2018, and bears interest at 0.83% per annum with monthly payments of $1,396.

On September 13, 2013, the Company entered into a note agreement to fund the purchase of a vehicle. The note matures on September 13, 2015 and bears interest at 5.09% per annum with monthly payments of $709.

On December 3, 2013, the Company traded in one of the two fixed assets purchased in December of 2012 for a new fixed asset. The note on the new fixed assets matures on December 3, 2017 and bears interest at 0% per annual with monthly payments of $1,361.

F-8

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

Future maturities for long-term debt as of March 31, 2014 are as follows:

Year ended December 31,	Amount
2014 (remainder of year)	$42,220
2015	47,844
2016	49,457
2017	51,129
2018	17,291
$207,941

NOTE 9- STOCKHOLDERS EQUITY (DEFICIT)

There is not a viable market for the Company’s common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in the determining stock-based compensation costs. In estimating the fair value, management considers recent sales of its common stock to independent qualified investors and other factors. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Common Stock

As discussed in Note 7, the holders of the promissory notes converted outstanding principal and accrued interest into 667,375 shares of common stock.

In March 2014, 350,000 shares of common stock valued at $350,000 were issued to a law firm for legal services provided to the Company.

During the three months ended March 31, 2014, the Company sold 5,000,000 shares of common stock to investors in exchange for $5,000,000 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $695,627. In addition, 500,000 five year warrants with an exercise price of $1.00 were issued to the placement agent. The Company valued the warrants at $204,759 on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

In valuing the warrants issued, the Company used the following assumptions:

•	The stock price was based upon the issuance price the in private placement, or $1.00 per share.

•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. The risk free rate had a range of 1.49%-1.64%.

•	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was $0.

•	The warrant term is the life of the warrant, which was five years.

•	The expected volatility was benchmarked against similar companies in a similar industry. The expected volatility used was 45%.

•	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

F-9

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

NOTE 10 – NET INCOME (LOSS) PER SHARE

Net income (losses) are divided by the weighted average number of common shares outstanding during the year to calculate basic net loss per common share. Diluted net income (loss) per common share is calculated to give effect of any common stock equivalents, such as stock options, warrants or convertible debt. For the three months ended March 31, 2014, the Company had 500,000 potentially outstanding shares of common stock from warrants excluded from the diluted net income (loss) per share calculation because they were anti-dilutive. For the three months ended March 31, 2013, 100,000 potentially outstanding shares of common stock from embedded conversion features in the promissory were included in the denominator in the diluted net income (loss) per share calculation.

NOTE 11 - RELATED PARTY TRANSACTIONS

The Company has advanced funds to its officers and stockholders of a company under common control for travel related and working capital purposes. The loans are due on demand and bear no interest. As of March 31, 2014 and December 31, 2013, there were $56,709 and $56,385 in advances receivable, respectively, and were reported as loans receivable, related party on the balance sheet.

The Company utilized All Synthetics Group, a company under the control of Jeremy Strawn, one of the Company’s former officers and directors, to acquire producs and services where vendor purchase lines had been previously established. During the three months ended March 31, 2014 and 2013 December, 2013 and 2012, the Company purchased an aggregate of $25,015 and $17,468 through All Synthetics Group. As of March 31, 2014 and December 31, 2013, the Company had $53,128 and $26,927 in advances payable, respectively, and were reported as loans payable, related party on the balance sheet.

The Company leased space for operations on a month to month basis with undefined payment terms from Jeremy Strawn, the Company’s former President and former member of the Board of Directors.  Rent expense for the three months ended March 31, 2014 and 2013 was $4,665 and $0, respectively.

During the three months ended March 31, 2014, four of the Company’s officers agreed to forgive the accrued salaries due to them. The total accrued salaries that were forgiven by the officers totaled $81,279 and was accounted for an adjustment to additional paid in capital.

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows the provisions of ASC 825-10 “Financial Instruments”.  For financial assets and liabilities included within the scope of ASC 825-10, the Company was required to adopt the provisions of ASC 825-10 prospectively as of the beginning of 2011.  The adoption of ASC 825-10 did not have a material impact on our condensed consolidated financial position or results of operations.

There were no items required to be measured at fair value on a recurring basis in the condensed consolidated financial statements as of March 31, 2014 or December 31, 2013.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The agreements are generally for month to month terms from inception and renewable automatically unless either the Company or Consultant terminates such engagement by written notice.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not party to any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

F-10

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

NOTE 12 – SUBSEQUENT EVENTS

Operating Leases

On April 1, 2014, the Company entered into a new lease agreement for its office space in Massachusetts. The lease commenced on that date and expires on March 31, 2017. The lease has monthly payments of $2,115, $2,151 and $2,188 for year one, two and three, respectively. The Company was required to pay a security deposit to the lessor totaling $6,418.

Future minimum payments of the Company’s leases are as follows:

For the years ending March 31,
2015	$25,375
2016	25,813
2017	26,250
$77,438

Litigation

On May 5, 2014, Sports Field was named as a defendant in a civil lawsuit in the Circuit Court of the Seventh Judicial Circuit in Sangamon County, Illinois. Sallenger Incorporated, as plaintiff, is making certain claims against the Company in connection with a mechanics lien and for unjust enrichment. The Company is currently evaluating the claims and is resolved to adamantly defend its rights.

New Subsidiaries

On May 13, 2014, The Board of Directors ratified the incorporation of Sports Field Engineering, Inc. and Athletic Construction Enterprises, Inc., which will become subsidiaries of the Company.

Employment Separation Agreements

On May 13, 2014, the employment of William Michaels was terminated.

On May 22, 2014, the Company entered into a separation agreement (the “Agreement”) with Jeremy Strawn, the President of the Company. According to the Agreement, Mr. Strawn will resign his position as the President of the Company as well as all positions held on the Board of Directors and committees. Upon execution of the Agreement, Mr. Strawn retained 10% of the initial shares issued or 207,900 shares awarded according to the original employment agreement signed in November 2013. In addition to these shares, Mr. Strawn will be issued an additional 192,100 shares. Following the effective date of the Agreement, Mr. Strawn shall be retained as a selling partner for the Company’s Midwest Region and shall receive between 3% and 5% commission on all sales referred to the Company. In addition, Mr. Strawn will also be assigned title and ownership to various equipment held by the Company.

F-11